AO450 (Rev. 5/85) Judgment in a Civil Case

UNITED STATES DISTRICT COURT

DISTRICT OF Nevada

Leslie Rutledge,
Falco Investments

Plaintiffs,

V.

David Figuiredo, et al

Defendants.

JUDGMENT IN A CIVIL CASE

Case Number: 2:13-cv-00783-GMN-NJK

☐ **Jury Verdict.** This action came before the Court for a trial by jury. The issues have been tried and the jury has rendered its verdict.

☒ **Decision by Court.** This action came to trial or hearing before the Court. The issues have been tried or heard and a decision has been rendered.

☐ **Notice of Acceptance with Offer of Judgment.** A notice of acceptance with offer of judgment has been filed in this case.

IT IS ORDERED AND ADJUDGED

that Plaintiffs' Complaint is DISMISSED with prejudice.

Judgment is hereby entered in favor of Defendants and against Plaintiffs.

December 4, 2013
Date

/s/ Lance S. Wilson
Clerk

/s/ Molly Morrison
(By) Deputy Clerk